Exhibit 99.1

Sequential Brands Group Announces 2016 Second Quarter Financial Results

•	Q2 Revenue increased 69% to $34.2 million vs. $20.2 million in the prior year quarter

•	Q2 GAAP diluted EPS of $0.00; Q2 non-GAAP diluted EPS of $0.06

•	Year-to-date Revenue increased 101% to $68.2 million vs. $33.9 million in the prior year

NEW YORK, July 28, 2016 – Sequential Brands Group, Inc. (“Sequential” or the “Company”) (Nasdaq:SQBG) today announced financial results for the second quarter and six months ended June 30, 2016.

Second Quarter 2016 Results:

Total revenue for the second quarter ended June 30, 2016 increased to $34.2 million, compared to $20.2 million in the prior year comparable quarter. On a GAAP basis, Sequential reported a net loss of less than $(0.1) million for the second quarter of 2016, or $0.00 per diluted share, compared to a net loss of $(1.3) million, or $(0.03) per diluted share, in the prior year comparable quarter. On a non-GAAP basis, Sequential reported net income for the quarter ending June 30, 2016 of $3.6 million, or $0.06 per diluted share, compared to $3.3 million, or $0.08 per diluted share, in the prior year comparable quarter. Adjusted EBITDA (defined in the accompanying Non-GAAP Financial Measures) for the second quarter of 2016 was $17.3 million, compared to $12.4 million in the prior year comparable quarter. See Non-GAAP Financial Measure Reconciliation tables below for a reconciliation of GAAP to non-GAAP measures.

Yehuda Shmidman, Sequential’s Chief Executive Officer, commented, “Second quarter revenue increased 69% over the prior year, reflecting the continued execution of our playbook. In addition to being pleased with our financial results, we are excited to have announced several initiatives this past quarter, including the acquisition of the GAIAM brand, the launch of a new ecommerce business for the Martha Stewart brand, and a new partnership with Amazon for Chef Emeril. We are encouraged by the momentum across our business and focused on continuing to deliver strong financial results.”

Year-to-Date 2016 Results:

Total revenue for the six months ended June 30, 2016 increased to $68.2 million, compared to $33.9 million in the prior year comparable period. On a GAAP basis, net loss was $(1.1) million for the six months ended June 30, 2016, or $(0.02) per diluted share, compared to net income of $0.1 million, or $0.00 per diluted share, in the prior year comparable period. On a non-GAAP basis, net income for the six months ended June 30, 2016 was $6.2 million, or $0.10 per diluted share, compared to $4.6 million, or $0.11 per diluted share, in the prior year comparable period. Adjusted EBITDA for the six months ended June 30, 2016 was $34.0 million, compared to $20.4 million in the prior year comparable period. See Non-GAAP Financial Measure Reconciliation tables below for a reconciliation of GAAP to non-GAAP measures.

Financial Update:

For the year ending December 31, 2016, the Company is reiterating its guidance of $155 to $160 million in revenue, GAAP net income of $12.7 to $14.6 million and Adjusted EBITDA of $88.0 to $91.0 million. The Company’s contractual guaranteed minimum royalties for 2016 are over $100 million. Consistent with the Company’s historical quarterly results, the Company expects revenue for 2016 to be weighted to the third and fourth quarters due to seasonality in the businesses of many of the Company’s licensees.

Following the completion of the Martha Stewart Living Omnimedia, Inc. merger integration, the Company expects its twelve-month run rate to be $172 to $177 million of revenue, GAAP net income of $28.5 to $30.1 million and $112 to $115 million of Adjusted EBITDA. The Company anticipates that the merger integration will be completed on schedule.

Investor Call and Webcast:

Management will provide further commentary today, July 28, 2016, on the Company’s financial results via a conference call and webcast beginning at approximately 8:30am ET. To join the conference call, please dial (877) 407-0789 or visit the investor relations page on the Company’s website www.sequentialbrandsgroup.com.

Non-GAAP Financial Measures:

This press release contains historical and projected measures of Adjusted EBITDA, non-GAAP net income and non-GAAP net income per share. The Company defines Adjusted EBITDA as net income attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding interest income or expense, income taxes, depreciation and amortization, restructuring costs, acquisition-related costs, gain on sale of People’s Liberation brand, Martha Stewart Living Omnimedia, Inc. shareholder and pre-acquisition litigation costs and stock-based non-cash compensation. Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net (loss) income attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding acquisition-related costs, mark-to-market adjustments to non-cash stock-based compensation provided to non-employees, restructuring costs, Martha Stewart Living Omnimedia, Inc. shareholder and pre-acquisition litigation costs and adjustments for non-cash income taxes. These non-GAAP metrics are an alternative to the information calculated under U.S. generally accepted accounting principles (“GAAP”), as provided in the reports the Company files with the Securities and Exchange Commission, may be inconsistent with similar measures presented by other companies and should only be used in conjunction with the Company’s results reported according to GAAP. Any financial measure other than those prepared in accordance with GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We consider these measures to be useful measures of our ongoing financial performance because they adjust for certain costs and other events that the Company believes are not representative of its ongoing business. See below for a reconciliation of these non-GAAP metrics to the most directly comparable GAAP measure.

About Sequential Brands Group, Inc.

Sequential Brands Group, Inc. (Nasdaq:SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands in the fashion, home, active, and lifestyle categories. Sequential seeks to ensure that its brands continue to thrive and grow by employing strong brand management, design and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and around the world. For more information, please visit Sequential’s website at: www.sequentialbrandsgroup.com. To inquire about licensing opportunities, please email: newbusiness@sbg-ny.com.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements (“forward-looking statements”) within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. The Company’s actual results could differ materially from those stated or implied in forward-looking statements. Forward-looking statements include statements concerning estimates of GAAP net income, Adjusted EBITDA, revenue (including guaranteed minimum royalties), and margins, guidance, plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions and other statements that are not historical in nature, including those that include the words “subject to,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts,” “projects,” “aims,” “targets,” “may,” “will,” “should,” “can,” “future,” “seek,” “could,” “predict,” the negatives thereof, variations thereon and similar expressions. Such forward-looking statements reflect the Company’s current views with respect to future events, based on what the Company believes are reasonable assumptions. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports that the Company has filed with the Securities and Exchange Commission (the “SEC”); (ii) general economic, market or business conditions; (iii) the Company’s ability to identify suitable targets for acquisitions and to obtain financing for such acquisitions on commercially reasonable terms; (iv) the Company’s ability to timely achieve the anticipated results of recent acquisitions and any potential future acquisitions; (v) to the Company’s ability to successfully integrate acquisitions into its ongoing business; (vi) the potential impact of the consummation of recent acquisitions or any potential future acquisitions on the Company’s relationships, including with employees, licensees, customers and competitors; (vii) the Company’s ability to achieve and/or manage growth and to meet target metrics associated with such growth; (viii) the Company’s ability to successfully attract new brands and to identify suitable licensees for its existing and newly acquired brands; (ix) the Company’s substantial level of indebtedness, including the possibility that such indebtedness and related restrictive covenants may adversely affect the Company’s future cash flows, results of operations and financial condition and decrease its operating flexibility; and (x) other circumstances beyond the Company’s control. Refer to section entitled “Risk Factors” set forth in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a discussion of important risks, uncertainties and other factors that may affect the Company’s business, results of operations and financial condition. The Company’s stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The Company is not under any obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

For media inquiries, contact:

Sequential Brands Group, Inc.

Jaime Cassavechia

T: +1 212-518-4771 x108

E: jcassavechia@sbg-ny.com

For Investor Relations inquiries, contact:

Sequential Brands Group, Inc.

Katherine Nash

T: +1 512-757-2566

E: knash@sbg-ny.com

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	June 30,	December 31,
	2016	2015
	(Unaudited)
Assets
Current Assets:
Cash	$36,651	$41,560
Restricted cash	990	-
Accounts receivable, net	34,338	42,026
Available-for-sale securities	5,553	5,611
Prepaid expenses and other current assets	5,961	5,276
Current assets held for disposition from discontinued operations of wholesale business	93	113
Total current assets	83,586	94,586

Property and equipment, net	7,490	6,547
Intangible assets, net	888,183	872,277
Goodwill	303,039	314,288
Other assets	1,765	2,139
Total assets	$1,284,063	$1,289,837

Liabilities and Equity
Current Liabilities:
Accounts payable and accrued expenses	$17,327	$23,722
Deferred revenue	1,324	2,157
Current portion of long-term debt	20,000	19,000
Total current liabilities	38,651	44,879

Long-term debt, net of current portion	513,930	523,065
Deferred tax liability	192,092	184,881
Other long-term liabilities	11,176	10,686
Long-term liabilities held for disposition from discontinued operations of wholesale business	649	677
Total liabilities	756,498	764,188

Commitments and Contingencies

Equity:
Preferred stock Series A, $0.01 par value; 10,000,000 shares authorized; none issued and outstanding at June 30, 2016 and December 31, 2015	-	-
Common stock, $0.01 par value; 150,000,000 shares authorized; 62,681,508 and 60,991,127 shares issued at June 30, 2016 and December 31, 2015, respectively, and 62,220,792 and 60,480,474 shares outstanding at June 30, 2016 and December 31, 2015, respectively	622	605
Additional paid-in capital	499,655	496,179
Accumulated other comprehensive loss	(6,529)	(6,466)
Accumulated deficit	(39,971)	(38,830)
Treasury stock, at cost; 71,646 shares at June 30, 2016 and none at December 31, 2015	(501)	-
Total Sequential Brands Group, Inc. and Subsidiaries stockholders’ equity	453,276	451,488
Noncontrolling interest	74,289	74,161
Total equity	527,565	525,649
Total liabilities and equity	$1,284,063	$1,289,837

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except (loss) earnings per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Net revenue	$34,154	$20,235	$68,162	$33,852
Operating expenses	20,920	11,925	42,897	20,601
Income from operations	13,234	8,310	25,265	13,251

Other income	-	-	93	700
Interest expense, net	10,599	7,792	21,289	10,952
Income before income taxes	2,635	518	4,069	2,999

Provison for (benefit from) income taxes	1,019	(31)	1,418	888
Net income	1,616	549	2,651	2,111

Net income attributable to noncontrolling interest	(1,681)	(1,876)	(3,792)	(1,994)
Net (loss) income attributable to Sequential Brands Group, Inc. and Subsidiaries	$(65)	$(1,327)	$(1,141)	$117

(Loss) earnings per share attributable to Sequential Brands Group, Inc. and Subsidiaries:
Basic	$(0.00)	$(0.03)	$(0.02)	$0.00
Diluted	$(0.00)	$(0.03)	$(0.02)	$0.00

Weighted-average common shares outstanding:
Basic	62,063	39,322	61,636	39,182
Diluted	62,063	39,322	61,636	41,374

Non-GAAP Financial Measure Reconciliation

(in thousands, except earnings per share data)

	(Unaudited)		(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Reconciliation of GAAP net (loss) income to non-GAAP net income:
GAAP net (loss) income attributable to Sequential Brands Group, Inc. and Subsidiaries	$(65)	$(1,327)	$(1,141)	$117

Adjustments:
Acquisition-related costs (a)	2,238	4,026	3,549	4,326
Non-cash mark-to-market adjustments to stock-based compensation (b)	(4)	310	(337)	280
Gain on sale of People's Liberation brand (c)	-	-	-	(700)
Write-off of deferred financing costs (d)	-	2,119	-	2,119
Restructuring costs (e)	281	-	2,777	-
MSLO Shareholder and pre-acquisition litigation costs (f)	408	-	408	-
Adjustment to taxes (g)	769	(1,816)	918	(1,573)
Total non-GAAP adjustments	3,692	4,639	7,315	4,452

Non-GAAP net income (1)	$3,627	$3,312	$6,174	$4,569

Non-GAAP weighted-average diluted shares (h)	62,965	41,576	62,854	41,374

	(Unaudited)		(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Reconciliation of GAAP Diluted EPS to non-GAAP Diluted EPS:
GAAP (loss) earnings per share attributable to Sequential Brands Group, Inc. and Subsidiaries	$(0.00)	$(0.03)	$(0.02)	$0.00

Adjustments:
Acquisition-related costs (a)	0.04	0.10	0.06	0.11
Non-cash mark-to-market adjustments to stock-based compensation (b)	(0.00)	0.01	(0.00)	0.01
Gain on sale of People's Liberation brand (c)	-	-	-	(0.02)
Write-off of deferred financing costs (d)	-	0.05	-	0.05
Restructuring costs (e)	0.00	-	0.04	-
MSLO Shareholder and pre-acquisition litigation costs (f)	0.01	-	0.01	-
Adjustment to taxes (g)	0.01	(0.05)	0.01	(0.04)
Total non-GAAP adjustments	$0.06	$0.11	$0.12	$0.11

Non-GAAP earnings per share (1)	$0.06	$0.08	$0.10	$0.11

	(Unaudited)		(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Reconciliation of GAAP net (loss) income to Adjusted EBITDA:
GAAP net (loss) income attributable to Sequential Brands Group, Inc. and Subsidiaries	$(65)	$(1,327)	$(1,141)	$117

Adjustments:
Provision for (benefit from) income taxes	1,019	(31)	1,418	888
Interest expense, net	10,599	7,792	21,289	10,952
Non-cash compensation	1,713	1,524	3,493	4,055
Depreciation and amortization	1,066	432	2,209	810
Acquisition-related costs (a)	2,238	4,026	3,549	4,326
Gain on sale of People's Liberation brand (c)	-	-	-	(700)
Restructuring costs (e)	281	-	2,777	-
MSLO Shareholder and pre-acquisition litigation costs (f)	408	-	408	-
Total Adjustments	17,324	13,743	35,143	20,331

Adjusted EBITDA (2)	$17,259	$12,416	$34,002	$20,448

(1)	Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net (loss) income attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding acquisition-related costs, mark-to-market adjustments to non-cash stock-based compensation provided to non-employees, gain on sale of People's Liberation brand, write-off of deferred financing costs, restructuring costs and MSLO Shareholder and pre-acquisition litigation costs. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures provide investors with information regarding the underlying performance of the Company's core business operating results.

(2)	Adjusted EBITDA is defined as net (loss) income attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding interest income or expense, income taxes, depreciation and amortization, acquisition-related costs, non-cash compensation, gain on sale of People's Liberation brand, MSLO Shareholder and pre-acquisition litigation costs and restructuring costs. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations.

(a)	Represents acquisition-related costs including legal, advisory and accounting services that are not representative of the Company's day-to-day licensing business.

(b)	Represents the mark-to-market adjustments to non-cash stock-based compensation provided to non-employees.

(c)	Represents the gain on sale of the People's Liberation brand recorded during the first fiscal quarter of 2015.

(d)	Represents the write-off of existing deferred financing costs as a result of the extinguishment of the Company's second lien term facility.

(e)	Represents restructuring charges associated with the Martha Stewart Living Omnimedia, Inc. acquisition.

(f)	Represents legal costs related to shareholder and pre-acquisition litigation matters associated with the Martha Stewart Living Omnimedia, Inc. acquisition.

(g)	Adjustment in 2016 reflects that the Company expects to pay cash income taxes of approximately $1.0 million per year as the Company's net operating losses and other income tax benefits will reduce any additional income tax obligation. Adjustment in 2015 is to reflect a statutory tax rate of 35%.

(h)	Represents weighted-average diluted shares the Company would have reported if the Company reported GAAP net income.

Non-GAAP Financial Measure Reconciliation - Projected Fiscal Year 2016 and Post MSLO Integration Run Rate

(in thousands, except earnings per share data)

	(Unaudited)		(Unaudited)
	Projected Fiscal Year 2016		Post MSLO Integration Run Rate
	High	Low	High	Low

GAAP net income attributable to Sequential Brands Group, Inc.	$14,620	$12,670	$30,095	$28,470

Adjustments:
Income taxes	7,872	6,822	16,205	15,330
Interest expense, net	50,000	50,000	54,800	54,800
Non-cash compensation	6,250	6,250	9,000	8,500
Depreciation and amortization	4,500	4,500	4,900	4,900
Acquisition-related costs (a)	4,500	4,500	-	-
Restructuring costs (b)	2,850	2,850	-	-
MSLO Shareholder and pre-acquisition litigation costs (f)	408	408	-	-
Total Adjustments	76,380	75,330	84,905	83,530

Adjusted EBITDA (1)	$91,000	$88,000	$115,000	$112,000

	(Unaudited)		(Unaudited)
	Projected Fiscal Year 2016		Post MSLO Integration Run Rate
	High	Low	High	Low

GAAP net income attributable to Sequential Brands Group, Inc.	$14,620	$12,670	$30,095	$28,470

Adjustments:
Acquisition-related costs (a)	4,500	4,500	-	-
Non-cash mark-to-market adjustments to stock-based compensation (c)	(333)	(333)	-	-
Write-off of deferred financing costs (e)	310	310	-	-
Restructuring costs (b)	2,850	2,850	-	-
Net adjustment for non-cash taxes (d)	6,872	5,822	15,205	14,330
MSLO Shareholder and pre-acquisition litigation costs (f)	408	408	-	-
Total non-GAAP adjustments	14,607	13,557	15,205	14,330

Non-GAAP net income (2)	$29,227	$26,227	$45,300	$42,800

Non-GAAP weighted average diluted shares	62,800	62,800	62,800	62,800

	(Unaudited)		(Unaudited)
	Projected Fiscal Year 2016		Post MSLO Integration Run Rate
	High	Low	High	Low

GAAP earnings per share attributable to Sequential Brands Group, Inc.	$0.23	$0.20	$0.48	$0.45

Adjustments:
Acquisition-related costs (a)	0.07	0.07	-	-
Non-cash mark-to-market adjustments to stock-based compensation (c)	-	-	-	-
Write-off of deferred financing costs (e)	-	-	-	-
Restructuring costs (b)	0.05	0.05	-	-
Net adjustment for non-cash taxes (d)	0.11	0.09	0.24	0.23
MSLO Shareholder and pre-acquisition litigation costs (f)	0.01	0.01	-	-
Total non-GAAP adjustments	$0.24	$0.22	$0.24	$0.23

Non-GAAP earnings per share (2)	$0.47	$0.42	$0.72	$0.68

(1)	Adjusted EBITDA is defined as net (loss) income attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding interest income or expense, income taxes, depreciation and amortization, acquisition-related costs, non-cash compensation and restructuring costs. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations.

(2)	Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net (loss) income attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding acquisition-related costs, mark-to-market adjustments to non-cash stock-based compensation provided to non-employees, restructuring costs, MSLO shareholder and pre-acquisition litigation costs and adjustments for non-cash income taxes. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures provide investors with information regarding the underlying performance of the Company's core business operating results.

(a)	Represents acquisition-related costs including legal, advisory and accounting services that are not representative of the Company's day-to-day licensing business.

(b)	Represents restructuring charges associated with the Martha Stewart Living Omnimedia, Inc. acquisition.

(c)	Represents the mark-to-market adjustments to non-cash stock-based compensation provided to non-employees.

(d)	Adjustment reflects that the Company expects to pay cash income taxes of approximately $1.0 million per year as the Company's net operating losses and other income tax benefits will reduce any additional income tax obligation.

(e)	Represents the write-off of existing deferred financing costs as a result of extinguishment of a portion of the Company's first lien credit facilities.

(f)	Represents legal costs related to shareholder and pre-acquisition litigation matters associated with the Martha Stewart Living Omnimedia, Inc. acquisition.